UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 12, 2005
Date of Report (Date of earliest event reported)

CALL NOW, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-271160	65-0337175

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1 Retama Parkway
Selma, Texas	78154

(Address of principal executive offices)	(Zip Code)

(210) 651-7145

Registrant’s telephone number, including area code

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes In Registrant’s Certifying Accountant.

On April 12, 2005, Clyde Bailey, PC resigned as Registrant’s independent auditor due to the auditor rotation requirements of the Sarbanes-Oxley Act. On April 12, 2005, Registrant engaged Killman, Murrell & Company P.C. to serve as independent auditor for the Registrant for the fiscal year ended December 31, 2004.

During the Registrant’s two most recently completed fiscal years and the subsequent interim period preceding the resignation of Clyde Bailey, PC, there were no disagreements with Clyde Bailey, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Clyde Bailey, PC would have caused it to make reference to the subject matter of the disagreement in connection with any reports it would have prepared on the Registrant’s financial statements. The reports of Clyde Bailey, PC on the financial statements of the Company for either of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant requested Clyde Bailey, PC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements of Registrant herein and, if not, stating the respects in which it does not agree. A copy of the response of Clyde Bailey, PC is attached as an exhibit to this report.

The Registrant’s Board of Directors approved the change in accountants described herein on April 12, 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

c)	Exhibits:

Exhibit No.	Description

99	Letter of former accountants, Clyde Bailey, PC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALL NOW INC.
Date: April 18, 2004	By:	/s/ Thomas R Johnson
Thomas R Johnson, Chief Executive Officer

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